Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated July 29, 2002 accompanying the consolidated financial statements of E-Z-EM, Inc. and Subsidiaries appearing in the 2002 Annual Report of the Company on Form 10-K for the fiscal year ended June 1, 2002 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


/s/ GRANT THORNTON LLP

Melville, New York
October 28, 2002